UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Sixth Amendment to Credit Agreement

On April 28, 2023, Goodness Growth Holdings, Inc. (the “Company”), entered into a Sixth Amendment to the Credit Agreement by and among the Company and certain of its subsidiaries, the persons from time-to-time party thereto as guarantors, the lenders party thereto (the “Lenders”), and Chicago Atlantic Admin, LLC (the “Agent”) as administrative and collateral agent (the “Sixth Amendment”).

The Sixth Amendment modifies that certain Credit Agreement dated as of March 25, 2021, as amended by an Omnibus First Amendment to Credit Agreement and Security Agreement dated as of November 1, 2021, a Second Amendment to Credit Agreement dated as of November 18, 2021, a Third Amendment to Credit Agreement dated as of January 31, 2022, a Fourth Amendment to Credit Agreement dated as of March 3, 2022, and a Fifth Amendment to Credit Agreement and First Amendment to Security Agreement dated as of March 31, 2023, each among the Company and certain subsidiaries of the Company, the other Credit Parties from time to time party thereto, the lenders from time to time party thereto, and the Agent.

Among other matters, the Sixth Amendment provides a convertible note facility (the “Convertible Notes”) with a committed principal amount of US$10 million and a discretionary additional principal amount of US$5 million. The Convertible Notes mature April 28, 2026, have a cash interest rate of 6.0 percent per year and a paid-in-kind interest rate of an additional 6.0 percent per year, are convertible into the Company’s subordinate voting shares at a conversion price of US$0.145 per share (for the initial US$2 million advance) or the lesser of US$0.145 or a 20.0 percent premium over the 30-day volume weighted average price of the Company’s subordinate voting shares calculated on the day prior to the date on which each tranche is advanced, if permitted by the Canadian Securities Exchange. The Lenders also have the right to advance any remaining undrawn funds on the Convertible Notes to the Company at any time. In connection with this financing, the Company also issued the Lenders 6,250,000 warrants to purchase subordinate voting shares of the Company (the “Warrants”). The Warrants have a term of five years and a strike price equal to US$0.145 per share.

This summary of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.02. The Convertible Notes and the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC. (Registrant)

By:	/s/ J. Michael Schroeder
J. Michael Schroeder
General Counsel and Corporate Secretary

Date: May 4, 2023